Exhibit 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts / Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Record Results for Fourth Quarter of Fiscal Year 2007

—  Company Posts Record Revenues and Pre-Tax Earnings; Issues Business Outlook for 2008  —

BURLINGTON, MA. — February 7, 2008 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for the fourth quarter and fiscal year ended December 31, 2007.  The Company also issued its business outlook for the fiscal year ending December 31, 2008.  Summary financial results are as follows:

Fiscal Year 2007 Q4:

•                  Record Quarterly Revenues of $31.4 million, up 32% year-over-year;

•                  Record Quarterly Earnings Before Income Taxes of $8.7 million, up 29% year-over-year;

Fiscal Year 2007:

•                  Record Annual Revenues of $113.1 million, up 34% year-over-year;

•                  Record Annual Earnings Before Income Taxes of $30.9 million, up 22% year-over-year;

Results for the Fourth Quarter of Fiscal Year 2007

Total revenues for the fourth quarter of fiscal year 2007 grew to a record $31.4 million, an increase of 32% compared to $23.7 million in the same period last year.  Earnings before taxes for the fourth quarter of fiscal year 2007 grew to a record $8.7 million, an increase of 29% compared to $6.7 million in the same period last year.  The Company’s results in the fourth quarter of fiscal year 2007 reflect a fully effective GAAP tax rate of approximately 40% compared to a tax benefit in the same period last year when the Company was able to utilize net operating loss carryforwards and tax credits to offset taxable income.  Net income for the fourth quarter of fiscal year 2007 was $5.2 million, or $0.08 per share on a diluted basis, compared to $10.8 million, or $0.18 per share on a diluted basis, in the same period last year.  Net income on a non-GAAP(1) basis for the fourth quarter of 2007 was $6.5 million, or $0.10 per share on a diluted basis compared to $6.5 million, or $0.11 per share on a diluted basis in the same period last year.  Non-GAAP net income(1) differs from GAAP net income in the fourth quarter of 2007 as it excludes stock-based compensation expense, net of tax, of approximately $1.3 million, or $0.02 per share.  Non-GAAP net income(1) for the fourth quarter of 2006 differs from GAAP net income as it excludes the one-time tax benefit from the release of the Company’s deferred tax asset valuation allowance of approximately $4.8 million, or $0.08 per share on a diluted basis, as well as stock-based compensation expense, net of tax, of approximately $458,000, or $0.01 per share on a diluted basis.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

Results for Fiscal Year 2007

Total revenues for fiscal year 2007 were $113.1 million, an increase of 34% compared to $84.1 million last year.  Earnings before taxes grew to $30.9 million, an increase of 22% compared to $25.4 million last year.  The Company’s results for fiscal year 2007 reflect a fully effective GAAP tax rate of approximately 37% compared to a tax benefit for fiscal year 2006 when the Company was able to utilize net operating loss carryforwards and tax credits to offset taxable income.  Net income was $19.6 million, or $0.30 per share on a diluted basis, compared to $28.9 million, or $0.50 per share on a diluted basis, in the same period last year.  Net income on a non-GAAP basis(1) was $23.9 million, or $0.36 per share on a diluted basis, compared to $25.0 million, or $0.43 per share on a diluted basis, last year.  Non-GAAP net income(1) for fiscal year 2007 differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $4.3 million, or $0.06 per share.  Non-GAAP net income(1) for fiscal year 2006 differs from GAAP net income as it excludes the one-time tax benefit from the release in the fourth quarter of fiscal year 2006 of the Company’s deferred tax asset valuation allowance of approximately $4.8 million, or $0.08 per share on a diluted basis, partially offset by stock-based compensation expense, net of tax, of approximately $867,000, or $0.02 per share on a diluted basis.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“Our strong fourth quarter results further demonstrates our position as the leader in the session border controller market,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “By adding over 120 new customers in 2007 our solutions have now been deployed at nearly 500 customers including 82 of the 100 largest service providers in the world.  In 2008, we look to leverage our incumbency in the service provider market and expand our presence in the adjacent enterprise, contact center, and wireless markets to drive market share gains and growth in both revenue and earnings.”

Company Introduces Business Outlook for Fiscal Year 2008

The Company expects total revenues for fiscal year 2008 to range between $142 million and $147 million.  In fiscal year 2008, the Company expects GAAP net income to range between $0.28 and $0.32 per share on a diluted basis and non-GAAP(1) net income to range between $0.38 and $0.42 per share on a diluted basis.  Non-GAAP(1) net income for fiscal year 2008 is expected to differ from GAAP net income as it is expected to exclude estimated stock-based compensation expense of approximately $6.4 million, or $0.10 per share.  The Company currently expects interest income to be approximately $5.0 million in fiscal year 2008.  The Company’s current business outlook assumes a full year weighted average share count of approximately 67.0 million and a full year non-GAAP effective tax rate of 36.5%.

“Based on the visibility we have today and the nature of the strategic discussions we are having with our customers, we are forecasting full year revenue growth of between 26% and 30% in 2008,” said Keith Seidman, Chief Financial Officer of Acme Packet, Inc. “We plan to continue investing appropriately in 2008 in both our research and development initiatives as well as our sales and marketing efforts to extend our market-leading position.  We will look to balance the near term revenue opportunity with these long term investment requirements with an objective of delivering full year non-GAAP(1) operating margins of approximately 25% to 26% in 2008.”

Operational Highlights

The following milestones were completed or announced since the Company’s third quarter of fiscal year 2007 ended on September 30, 2007:

•                  The Company announced that Telecom Italia Sparkle, a wholly owned subsidiary of Telecom Italia, has deployed Acme Packet Net-Net SBCs in major cities in Italy, Germany and the United States.  With the deployment of over a dozen high-availability Acme Packet Net-Net SBC configurations in Milan and Palermo, Italy, Frankfurt, Germany and Newark, NJ, Telecom Italia Sparkle facilitates secure international VoIP interconnects with other service providers using SIP, H.323 and SIP-H.323 interworking.  TI Sparkle has also joined Acme Packet Connected Universe as the first Constellation member located in Italy.

•                  The Company announced that Uniconverse Co. Ltd., the IT services company of the Hanjin Group, one of the world’s leading transportation conglomerates, is using Acme Packet Net-Net SBCs to deliver trusted, first-class IP interactive communications across its enterprise networks. Acme Packet’s SBCs will support unified communications to Hanjin Group companies by interconnecting branch offices and seamlessly integrating sites and employees worldwide.  Uniconverse provides internal, converged communications services such as voice, email, presence and collaboration to Hanjin Group’s Korean companies, including Korean Air.

•                  The Company announced that Vodafone Portugal, a leading Portuguese mobile service provider, is leveraging Acme Packet’s Net-Net SBCs to provide secure, high-quality residential VoIP services throughout Portugal. Deployed as part of an Ericsson Core IP Multimedia Subsystem (IMS) solution, Acme Packet’s Net-Net SBCs protect Vodafone Portugal’s IMS network as well as provide a solution for service assurance, service reach maximization and regulatory compliance.

•                  The Company announced three service provider customers in the Caribbean and Latin America are deploying its Net-Net SBCs: Amzak International, a cable operator and CLEC in El Salvador; IPLAN Telecomunicaciones, a competitive operator based in Argentina; and WorldNet Telecommunications, a VoIP provider and the third largest telecommunications provider in Puerto Rico. Acme Packet SBCs are now helping service providers in 18 countries throughout the region control their IP network borders, enabling their customers to fully leverage a wide range of trusted, first-class IP communications. These new customers have deployed Acme Packet’s Net-Net SBCs to support enterprise hosted voice services and VoIP peering between service providers while providing protection to the SBCs themselves, softswitches and other elements of the service delivery infrastructure, with access control, topology hiding and denial of service (DoS) attack protection.

•                  The Company announced that it has attained ISO 9001:2000 certification. This certification demonstrates adherence to rigorous quality standards across the company, and is a reflection of a company constantly striving to improve its business practices.  ISO (International Organization for Standardization) is a network of national standards instituted within 157 countries worldwide.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (866) 861-5389 and using access code “APKT”.

The conference call may be accessed outside of the United States by dialing (612) 234-9960 and using access code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 905456 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers and multiservice security gateways supports multiple applications in service provider, large enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS and H.248—and multiple border points—interconnect, access and data center. Our products have been selected by 500 customers in 85 countries, including 24 of the top 25, and 82 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the quotes above and the section “Company Introduces Business Outlook for Fiscal Year 2008”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for future periods, including fiscal year 2008; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to build and grow; the benefits or advantages of its programs, partnerships, services, or products; the benefits to the Company and each of Amzak International; IPLAN Telecomunicaciones, Telecom Italia, Uniconverse Co., Vodafone Portugal, and WorldNet Telecommunications, expected from the deployment of the Company’s products; its ISO 9001 certification; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. With respect to “non-GAAP net income” and “non-GAAP net income per share” relating to fiscal year 2006, the benefit of the release of the Company’s deferred tax asset valuation allowance is a one-time event occurring in the fourth quarter of fiscal year 2006 and is not expected to reoccur in subsequent fiscal years.  Management believes that excluding this one-time event is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(unaudited)		(unaudited)
Revenue:
Product	$26,163	$19,840	$94,906	$71,810
Maintenance, support and service	5,211	3,856	18,146	12,260
Total revenue	31,374	23,696	113,052	84,070

Cost of revenue (1):
Product	4,717	4,000	18,281	14,624
Maintenance, support and service	1,035	933	4,062	2,951
Total cost of revenue	5,752	4,933	22,343	17,575

Gross profit	25,622	18,763	90,709	66,495

Operating expenses (1):
Sales and marketing	10,193	7,294	35,387	23,759
Research and development	5,593	3,798	20,058	12,988
General and administrative	2,771	2,270	10,732	6,566
Total operating expenses	18,557	13,362	66,177	43,313

Income from operations	7,065	5,401	24,532	23,182

Other income, net	1,585	1,330	6,369	2,239
Income before provision for (benefit from) income taxes	8,650	6,731	30,901	25,421

Provision for (benefit from) for income taxes	3,493	(4,070)	11,340	(3,443)

Net income	$5,157	$10,801	$19,561	$28,864

Net income per share applicable to common stockholders (2)
Basic	$0.09	$0.20	$0.33	$0.57
Diluted	$0.08	$0.18	$0.30	$0.50

Weighted average number of common shares used in net income per common share calculation (2)
Basic	60,196,834	53,262,134	59,385,082	50,437,801
Diluted	65,992,936	61,190,434	66,016,411	57,418,796

(1) Amounts include stock-based compensation expense, as follows:

Cost of product revenue	$91	$14	$267	$27
Cost of maintenance, support and service revenue	34	33	294	49
Sales and marketing	788	156	2,377	337
Research and development	731	138	2,118	296
General and administrative	221	117	994	158

(2) In the three and twelve-month periods ended December 31, 2006, net income per share calculations were computed using the two-class method. Under the two-class method, basic net income per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. Diluted net income per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s charter and then to common stockholders based on ownership interests.

Acme Packet, Inc.

Table of Reconciliation from GAAP to Non-GAAP

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(unaudited)		(unaudited)
Reconciliation of non-GAAP net income (1):
Net income	$5,157	$10,801	$19,561	$28,864
Adjustments:
Stock-based compensation expense, net of taxes	1,320	458	4,303	867
Benefit related to the release of deferred tax asset valuation allowance	—	(4,775)	—	(4,775)
Non-GAAP net income (1)	$6,477	$6,484	$23,864	$24,956

Non-GAAP net income per share (1) applicable to common stockholders
Basic	$0.11	$0.12	$0.40	$0.49
Diluted	$0.10	$0.11	$0.36	$0.43

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share” presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. With respect to “non-GAAP net income” and “non-GAAP net income per share” relating to fiscal year 2006, the benefit of the release of the Company’s deferred tax asset valuation allowance is a one-time event occurring in the fourth quarter of fiscal year 2006 and is not expected to reoccur in subsequent fiscal years.  Management believes that excluding this one-time event is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$136,420	$118,714
Accounts receivable, net	29,998	14,337
Inventory	5,784	7,211
Deferred tax asset	1,346	3,515
Other current assets	2,095	1,681
Total current assets	175,643	145,458
Property and equipment, net	7,343	6,857
Other assets	347	343
Deferred tax asset	3,242	1,265
Total assets	$186,575	$153,923

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,659	$5,354
Accrued expenses and other liabilities	8,510	7,859
Deferred revenue	9,974	9,401
Total current liabilities	23,143	22,614

Deferred rent	265	372

Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	142,974	130,306
Retained earnings	20,133	572
Total stockholders’ equity	163,167	130,937
Total liabilities and stockholders’ equity	$186,575	$153,923